UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2010

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                            Results of Operations and Financial Condition.

On September 30, 2010, we issued a press release reporting our financial results for our third quarter ended September 3, 2010.  A copy of the press release is set forth as Exhibit 99.1 and is incorporated by reference herein.  On September 30, 2010, we also posted on our website supplemental financial information, including prepared CFO remarks.  A copy of the supplemental financial information is set forth as Exhibit 99.2 and is incorporated by reference herein.

The information contained in Item 2.02 of this report and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 2.05                                            Costs Associated with Exit or Disposal Activities.

On September 29, 2010, our management adopted a proposal to make consulting headcount adjustments to select practices.  As a result of this proposal, we are taking steps, subject to local labor law requirements, to reduce our consultant headcount by approximately 15 positions.   Each affected individual is aware of these actions.  These actions are designed to reduce costs and improve our profitability. We believe that the proposed restructuring will increase our financial strength and better position us for longer-term sustainable growth.

We expect that these actions will be completed during the fourth quarter of fiscal 2010. If all of the positions currently anticipated to be affected by the restructuring are ultimately eliminated, we expect to record a restructuring charge in the approximate range of $1.5 million to $1.8 million in the fourth quarter of fiscal 2010 related to one-time termination benefits and that these actions will result in estimated annual costs savings of approximately $2.7 million. We have not finalized our employee separation costs or the offsetting benefits we may have as a result of these actions.  Accordingly, we will provide an estimate of any additional costs, as well as the total amount or range of amounts expected to be incurred, and an estimate of the associated cash expenditures, when they have been determined, by filing an amendment to this current report on Form 8-K.  The charge that we expect to incur in connection with the restructuring is subject to a number of assumptions, including assumptions related to the outcome of employee consultations, which are ongoing, and actual results may materially differ.

Statements in this Item 2.05 concerning the future business, operating results, and financial condition of CRA International, Inc. (the “Company”), including the anticipated costs and cost savings associated with the described actions,  and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

99.1	September 30, 2010 press release

99.2	Supplemental financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: September 30, 2010	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer

Exhibit Index

Number	Title

99.1	September 30, 2010 press release

99.2	Supplemental financial information